Fairchild Semiconductor Appoints Dr. Justin Chiang Senior Vice President

of Its New Power Conversion, Industrial & Automotive Product Group

San Jose, California - November 14, 2007 - Fairchild Semiconductor (NYSE: FCS), the leading global supplier of high performance products that optimize system power, recently appointed Dr. Justin Chiang, Senior Vice President of the newly formed Power Conversion, Industrial & Automotive Product Group. This new organization includes Fairchild's Power Conversion, High Voltage and Automotive product lines and will focus on leveraging the group's extensive expertise in developing advanced power supply and power management solutions for this fast growing market segment. Dr. Chiang formerly served as Fairchild's Vice President of System Power within the Analog Products Group. Prior to joining Fairchild he held a variety of technical and senior management positions with Raychem Corporation and Tyco Electronics. His most recent position prior to joining Fairchild was General Manager for the Power Components Division of Tyco Electronics. Dr. Chiang holds a Ph.D. in Chemical Engineering from the University of California, Berkeley.

Fairchild has also formed a new Mobile, Computing, Consumer & Communications Product Group which will be led by Executive Vice President, Bob Conrad. This organization includes the System Power, Signal Path and Low Voltage product lines and will focus on high performance analog and power management solutions for these dynamic end-market segments. The Standard Product Group remains unchanged.

"A key element of Fairchild's strategy to transition to higher value products is improving our end-market intimacy and segment focus," stated Mark Thompson, Fairchild's president and CEO. "By reorganizing the main product lines within the company with a market segment orientation we expect to accelerate our growth within these key end markets. There are many natural synergies between our industry leading switches and our emerging analog control capabilities, and we believe these new groups will better leverage these strengths. Our analog switches, uSerDes™ and new high frequency voltage regulators are examples of how working closely with lead customers to solve more important problems, can drive profitable, strong growth. We believe this segment structure allows us to better understand our target application space and will enable us to partner at higher technology levels with our key customers. We will begin reporting in the new organization structure in the first quarter of 2008."

Special Note on Forward Looking Statements:

Some of the paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors' actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the global leader in power analog and power discrete technologies delivering energy-efficient solutions for all electronic systems. Recognized as The Power Franchise®, Fairchild provides leading-edge silicon and packaging technologies, manufacturing strength and system expertise. In 2007, Fairchild celebrates its "50/10" anniversary, commemorating 10 years as a new company and 50 years in the industry. Known as the "Father of Silicon Valley," Fairchild developed the planar transistor in 1958--and with it a new industry. Today, Fairchild is an application-driven, solution-based semiconductor supplier providing online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:
Fairchild Semiconductor:	Agency Contact:
Patti Olson	Marsha Lisak , Senior Account Executive
Corporate Communications	WelComm, Inc.
800-341-0392 ext. 8728 - Fax: 207-775-8161	805-223-2311 - Fax: 858-279-5400
Email: patti.olson@fairchildsemi.com	Email: marsha@welcomm.com